EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 4, 2004, which appears on page F-2 of the annual report on Form 10-KSB of Ballistic Recovery Systems, Inc. for the year ended September 30, 2004 and to all references to our Firm included in this registration statement.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota

February 23, 2005